UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-12122

Date of Report (Date of earliest event reported): October 22, 2008

WINCROFT, INC.
(Name of Small Business Issuer in its Charter)

Nevada	84-0601802
(State or other jurisdiction	(I.R.S. Employer ID Number)
of incorporation or organization)

c/o American Union Securities, Inc.
100 Wall Street, 15th Floor, New York, NY 10005
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm.

On October 21, 2008, Wincroft, Inc. (the “Company”) dismissed its independent registered public accounting firm, Comiskey and Company, P.C. (“Comiskey”).  The decision to change the independent registered public accounting firm was recommended and approved by the members of the Board of the Company.

The reports of Comiskey included in the financial statements of the Company as of June 30, 2008 and for the fiscal years ended March 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

During the Company’s most recent fiscal year and the subsequent interim periods through October 21, 2008, there were no disagreements with Comiskey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Comiskey, would have caused it to make reference thereto in its reports on the financial statements for such years.  None of the reportable events described under Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K occurred within the period from March 2005 through October 21, 2008, the date of Comiskey’s dismissal.

The Company has given permission to Comiskey to respond fully to the inquiries of the successor auditors, including concerning the subject matter of any reportable events.

   The Company has provided Comiskey with a copy of the disclosures in this Current Report on Form 8-K prior to the filing with the Securities and Exchange Commission (the “SEC”) and has requested that Comiskey furnish it with a letter addressed to the SEC stating whether or not Comiskey agrees with the Company’s statements in this Item 4.01. A copy of the letter, dated October 21, 2008 and furnished by Comiskey in response to that request, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

            New Independent Registered Public Accounting Firm.

The Company has engaged Paritz & Company, P.A. as its new independent registered public accounting firm to audit and review the Company’s financial statements effective September 30, 2008. Prior to such engagement, the Company has not consulted with Paritz & Company, P.A. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.03                      Change in Fiscal Year

On October 21, 2008 the Company’s Board of Directors approved a change in the Company’s fiscal year.  The new fiscal year will end on December 31.

On October 14, 2008, a subsidiary of the Company was merged with and into Apollo Solar Energy, Inc., a Delaware corporation (“ASE”).  ASE is a holding company that owns all of the registered capital of Sichuan Apollo Solar Science & Technology Co., Ltd., a corporation organized under the laws of The People’s Republic of China.

As the Company issued shares equal to over 98.8% of its outstanding shares of capital stock in connection with such merger, ASE is now considered the reporting entity for accounting purposes.  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of ASE, which is the fiscal year of Sichuan Apollo Solar Science & Technology Co., Ltd.

The Company will not file a report for a transition period as a result of the change in the Company’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

Item 9.01 Financial Statements and Exhibits

Exhibit No.
16.1	Letter of Comiskey and Company, P.C. dated October 21, 2008 to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wincroft, Inc.

Date:  October 22, 2008                                               By: /s/ Renyi Hou
                                                                                        Renyi Hou,
                                                                                     Chairman and Chief Executive Officer